UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 22, 2006
       ------------------------------------------------------------------

                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


       Massachusetts              001-07172                       13-2755856
       ---------------------------------------------------------------------
       (State or other       (Commission file No.)       (IRS Employer
        jurisdiction                                      of I.D. No.)
        incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)        (Zip code)

        Registrant's telephone number, including area code     516-466-3100

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         --       Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         --       Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

         --       Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         --       Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On November 22, 2006, registrant issued a press release announcing its results of operations for the three and twelve months ended September 30, 2006. The press release is annexed as an exhibit to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.


            (a)   Financial Statements of Businesses Acquired.

                  Not applicable.

            (b)   Pro Forma Financial Information.

                  Not applicable.

            (c)   Shell Company Transactions.

                  Not applicable.

            (d)   Exhibits.

                  99.1     Press release dated November 22, 2006.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BRT REALTY TRUST



Date:     November 22, 2006           By: /s/ Simeon Brinberg
                                      -----------------------
                                      Simeon Brinberg
                                      Senior Vice President and Secretary

                                                           EXHIBIT 99.1

                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                           (516) 466-3100 - Telephone
                              (516) 466-3132 - Fax
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
                FOR THE QUARTER AND YEAR ENDED SEPTEMBER 30, 2006

Great Neck, New York, November 22, 2006 -- BRT Realty Trust (NYSE:BRT) today announced that total revenues for the quarter ended September 30, 2006 increased by 50% over the quarter ended September 30, 2005, and net income increased by 11% quarter over quarter. For the three months ended September 30, 2006, BRT reported total revenues of $11,861,000 and net income of $6,287,000, or $.78 per share on a diluted basis. Net income for the three months ended September 30, 2006 includes income from discontinued operations of $461,000, or $.06 per diluted share. For the three months ended September 30, 2005, total revenues, net income and net income per share on a diluted basis were $7,929,000, $5,677,000 and $.72 per share, respectively. Net income for the three months ended September 30, 2005 included income from discontinued operations of $1,525,000, or $.19 per diluted share. The weighted average number of common shares outstanding on a diluted basis were 8,027,074 and 7,856,101 for the three months ended September 30, 2006 and September 30, 2005, respectively.

For the year ended September 30, 2006, BRT reported a 47% increase in total revenues and a 24% increase in net income. For the year ended September 30, 2006, BRT reported total revenues of $37,488,000 and net income of $20,071,000, or $2.52 per share on a diluted basis. Net income for the year ended September 30, 2006 included a gain of $2,531,000, or $.32 per diluted share, recognized by an unconsolidated joint venture of BRT upon the sale of a property. Net income for the year ended September 30, 2006 also included $792,000 of income from discontinued operations, or $.10 per diluted share. For the year ended September 30, 2005, BRT reported total revenues of $25,491,000, net income of $16,214,000 and net income per share, on a diluted basis of $2.08. Net income for the year ended September 30, 2005 included a gain on sale of available for sales securities of $680,000, or $.09 per diluted shares and income from discontinued operations of $1,773,000 or $.23 per diluted share. The weighted average number of common shares outstanding on a diluted basis were 7,959,955 and 7,811,483 for the year ended September 30, 2006 and 2005, respectively.

Commenting on the results of operations for the three months and year ended September 30, 2006, Jeffrey Gould, President and Chief Executive Officer of BRT, noted that the primary reason for the increase in revenues quarter over quarter and year over year was the 39% increase in the average balance of loans outstanding from $183.7 million in the three months ended September 30, 2005, to $255.4 million in the three months ended September 30, 2006 and a 49% increase year over year from $145.6 million in the year ended September 30, 2005 to $216.4 million for the year ended September 30, 2006. Revenues in both current periods also benefited from an increase in the average interest rate earned on the loan portfolio, an increase in origination fees directly related to the increase in the loan portfolio and an increase in operating income on real estate owned.

On the expense side, Mr. Gould noted that total expenses increased by 56% three months versus three months and 73% year versus year. 82% of the increase three months versus three months and 73% year versus year was a result of the increase in the average balance of borrowings outstanding and an increase in the overall rate paid on such borrowings. The borrowings were incurred to fund the increased level of BRT's loan portfolio. There was also an increase in both current periods in most major expense categories due to the BRT's increased level of business. Among other items, there was an increase in the adviser's fee and an increase in general and administrative expenses, including payroll and payroll related expenses, amortization of restricted stock awards, travel, advertising and promotion and allocated expenses (including allocated payroll) under a shared services agreement.

BRT Realty Trust is a mortgage oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg - (516) 466-3100



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

                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands except for Per Share Data)

                                                                             Three Months Ended      Twelve Months Ended
                                                                               September 30,            September 30,
                                                                               -------------            -------------
                                                                             2006         2005        2006        2005
                                                                             ----         ----        ----        ----


Revenues                                                                   $11,861      $ 7,929      $37,488     $25,491

Expenses                                                                     6,201        3,976       20,708      11,975
                                                                           -------      -------      -------     -------

Income before equity in earnings of unconsolidated real
   estate joint ventures, gain on sale of available-for-
   sale securities, minority interest and discontinued
   operations                                                                5,660        3,953       16,780       13,516

Equity in earnings (loss) of unconsolidated real estate
   ventures                                                                    173          174           (7)         257
Gain on disposition of real estate related to
   unconsolidated real estate ventures                                           -            -        2,531            -
                                                                           -------      -------      -------      -------

Income before gain on sale of available-for-sale
   securities, minority interest and discontinued
   operations                                                                5,833        4,127       19,304       13,773

Gain on sale of available-for-sale securities                                    -            -            -          680
Minority interest                                                               (7)          25          (25)         (12)
                                                                           -------      -------      -------      -------

Income from continuing operations                                            5,826        4,152       19,279       14,441

Discontinued operations:
Income from operations                                                          50          (44)          66          204
Gain on sale of real estate assets                                             411        1,569          726        1,569
                                                                           -------       -------     -------      -------
Income from discontinued operations                                            461         1,525         792        1,773
                                                                           -------       -------     -------      -------

Net income                                                                 $ 6,287       $ 5,677     $20,071      $16,214
                                                                           =======       =======     =======      =======

Income per share of beneficial interest:

Income from continuing operations                                          $   .73       $   .53     $  2.43      $  1.86
Discontinued operations                                                        .06           .20         .10          .23
                                                                           -------       -------     -------      -------
   Basic earnings per share                                                $   .79       $   .73     $  2.53      $  2.09
                                                                           =======       =======     =======      =======

Income from continuing operations                                          $   .72       $   .53     $  2.42      $  1.85
Discontinued operations                                                        .06           .19         .10          .23
                                                                           -------       -------     -------      -------
   Diluted earnings per share                                              $   .78       $   .72     $  2.52      $  2.08
                                                                           =======       =======     =======      =======

Cash distributions per common share                                        $   .56       $   .50     $  2.14      $  1.96
                                                                           =======       =======     =======      =======

Weighted average number of common shares outstanding:

Basic                                                                    8,007,358     7,801,674   7,931,734    7,747,804
                                                                         =========     =========   =========    =========
Diluted                                                                  8,027,704     7,856,101   7,959,955    7,811,483
                                                                         =========     =========   =========    =========